Exhibit 10.03

ORACLE CORPORATION

AMENDED AND RESTATED 1993 DIRECTORS’ STOCK PLAN

(as amended and adjusted for stock splits through November 7, 2012)

1. Establishment and Purpose.

(a)	Establishment. There is hereby adopted the Amended and Restated 1993 Directors’ Stock Plan (the “Plan”) of Oracle Corporation, a Delaware corporation (the “Company”), which amends and restates the 1993 Directors’ Stock Option Plan which was originally adopted May 24, 1993, and was amended and restated on October 13, 2003; October 9, 2006; July 14, 2008; July 13, 2009 and November 7, 2012. The Plan is intended to provide a means whereby eligible members of the Board of Directors of the Company may be given an opportunity to acquire shares of Common Stock of the Company.

(b)	Purpose. The purpose of the Plan is to enable the Company to attract and retain the best available individuals for service as members of the Board of Directors of the Company, to provide additional incentive to such individuals while serving as directors, and to encourage their continued service on the Board of Directors.

2. Definitions.

As used herein, the following definitions shall apply:

(a)	“Award” shall mean any Option or other stock-based award granted hereunder.

(b)	“Board” shall mean the Board of Directors of the Company.

(c)	“Code” shall mean the Internal Revenue Code of 1986, as amended.

(d)	“Committee” shall mean the Committee or Committees referred to in Section 4 of the Plan. If at any time no Committee shall be in office or appointed by the Board to administer the Plan, then the functions of the Committee specified in the Plan shall be exercised by the Board.

(e)	“Common Stock” shall mean the Common Stock, $.01 par value per share, of the Company.

(f)	“Company” shall mean Oracle Corporation, a Delaware corporation.

(g)	“Continuous Status as a Director” shall mean the absence of any interruption or termination of service as a Director.

(h)	“Director” shall mean a member of the Board.

(i)	“Employee” shall mean any person, including any officer or Director, who is an employee of the Company, or any Subsidiary of the Company, for purposes of tax withholding under the Code. The payment of a director’s fee by the Company shall not be sufficient in and of itself to constitute “employment” by the Company.

(j)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(k)	“Fair Market Value” shall mean, as of any date, the value of Common Stock determined as follows, unless otherwise determined by the Committee:
(i)	the last reported sale price of the Common Stock of the Company on NASDAQ or, if no such reported sale takes place on any such day, the average of the closing bid and asked prices, or
(ii)	if such Common Stock shall then be listed on another national securities exchange, the last reported sale price or, if no such reported sale takes place on any such day, the average of the closing bid and asked prices on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or
(iii)	if such Common Stock shall not be quoted on NASDAQ nor listed or admitted to trading on another national securities exchange, then the average of the closing bid and asked prices, as reported by The Wall Street Journal for the over-the-counter market, or
(iv)	if none of the foregoing is applicable, then the Fair Market Value of a share of Common Stock shall be determined in good faith by the Committee in its discretion.

(l)	“Option” shall mean an option to purchase shares of Common Stock granted pursuant to the Plan. All Options granted hereunder are not intended to qualify as incentive stock options under Section 422 of the Code.

(m)	“Optioned Stock” shall mean the Common Stock subject to an Option.

(n)	“Optionee” shall mean an Outside Director who receives an Option.

(o)	“Outside Director” shall mean a Director who is not an Employee.

(p)	“Participant” shall mean an Outside Director who receives an Award hereunder.

(q)	“Securities Act” shall mean the Securities Act of 1933, as amended.

(r)	“Share” shall mean a share of the Common Stock, as adjusted in accordance with Section 12 of the Plan.

(s)	“Subsidiary” shall mean a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Shares Subject to the Plan. Subject to the provisions of Section 12 of the Plan, the maximum number of Shares which may be issued under the Plan after July 14, 2003 (including pursuant to the exercise of Options outstanding as of such date) is 2,587,830 shares of Common Stock, of which not more than an aggregate of 1,800,000 Shares shall be available for Awards granted pursuant to Section 5(d) of the Plan. If an Award granted hereunder expires, terminates, becomes unexercisable or is forfeited for any reason, the underlying Shares shall become available for future grant under the Plan.

4. Administration of the Plan.

(a)	Administrator. The Plan shall be administered by the Board or by the Committee appointed by the Board, which shall consist of two or more members of the Board.

(b)	Powers of the Committee. Subject to the provisions and restrictions of the Plan, the Committee shall have the authority, in its discretion, to: (i) determine the Fair Market Value of the Common Stock; (ii) determine the exercise price per Share; (iii) interpret the Plan; (iv) subject to Section 13, amend the Plan or any Award; (v) authorize any person to execute on behalf of the Company any agreements or other documents in connection with the grant of an Award under the Plan; (vi) approve forms of agreement for use under the Plan; and (vii) make all other determinations deemed necessary or advisable for the administration of the Plan.

(c)	Effects of Committee’s Decision. All decisions, determinations and interpretations of the Committee shall be final and binding on all holders of any Awards granted under the Plan.

5. Option grants.

(a)	Automatic Grants. All grants of Options hereunder shall be automatic and nondiscretionary and shall be made in accordance with the provisions of this Section 5, as may be amended by the Board or the Committee from time to time.

(b)	Initial Grants. As of the date on which any individual becomes an Outside Director, such individual shall be granted automatically an Option to purchase 60,000 shares.

(c)	Subsequent Grants. On May 31 of each year:

(i)	each Outside Director shall be granted automatically an option to purchase 45,000 shares, provided that on such date the Outside Director has served on the Board for at least six months.
(ii)

the Chairperson of the Finance and Audit Committee shall be granted automatically an Option to purchase 45,000 shares, provided that on such grant date the Outside Director has served on the Finance and Audit Committee for at least one year. If such Outside Director has served on the Finance and Audit Committee for less than one year from such grant date, such Outside Director shall be granted automatically an Option to purchase a pro rata amount of 45,000 shares based on the number of complete calendar months that such Outside Director served on the Finance and

Audit Committee during the one year prior to such grant date. This grant shall be in addition to the options granted under any other provision of Section 5(c) hereof.
(iii)	the Chairperson of the Compensation Committee shall be granted automatically an Option to purchase 45,000 shares, provided that on such date the Outside Director has served on the Compensation Committee for at least one year. If such Outside Director has served on the Compensation Committee for less than one year from such grant date, such Outside Director shall be granted automatically an Option to purchase a pro rata amount of 45,000 shares based on the number of complete calendar months that such Outside Director served on the Compensation Committee during the one year prior to such grant date. This grant shall be in addition to the options granted under any other provision of Section 5(c) hereof.
(iv)	the Chairperson of the Nomination and Governance Committee shall be granted automatically an Option to purchase 15,000 shares, provided that on such date the Outside Director has served on the Nomination and Governance Committee for at least one year. If such Outside Director has served on the Nomination and Governance Committee for less than one year from such grant date, such Outside Director shall be granted automatically an Option to purchase a pro rata amount of 15,000 shares based on the number of complete calendar months that such Outside Director served on the Nomination and Governance Committee during the one year prior to such grant date. This grant shall be in addition to the options granted under any other provision of Section 5(c) hereof.
(v)	the Vice Chairperson of the Finance and Audit Committee shall be granted automatically an Option to purchase 30,000 shares, provided that on such date the Outside Director has served on the Finance and Audit Committee for at least six months. If such Outside Director has served on the Finance and Audit Committee for less than six months from such grant date, such Outside Director shall be granted automatically an Option to purchase a pro rata amount of 30,000 shares based on the number of complete calendar months that such Outside Director served on the Finance and Audit Committee during the six months prior to such grant date. This grant shall be in addition to the options granted under any other provision of Section 5(c) hereof.
(vi)	the Chairperson of the Committee on Independence Issues shall be granted automatically an Option to purchase 15,000 shares, provided that on such date the Outside Director has served on the Committee on Independence Issues for at least six months. If such Outside Director has served on the Committee on Independence Issues for less than six months from such grant date, such Outside Director shall be granted automatically an Option to purchase a pro rata amount of 15,000 shares based on the number of complete calendar months that such Outside Director served on the Committee on Independence Issues during the six months prior to such grant date. This grant shall be in addition to the options granted under any other provision of Section 5(c) hereof.

(d)

Other Stock Awards. The Board shall have the discretion to grant awards of restricted stock, restricted stock units, deferred shares or other stock-based awards in lieu of the automatic Option grants (in whole or in part) pursuant to paragraphs (b) and (c) above. The number of Shares subject to any such stock award granted pursuant to the foregoing sentence shall have an equivalent value, as determined on any reasonable basis by the Board, to the number of Options that would have been granted. Any such stock award shall be subject to similar terms as would apply to options granted under paragraphs (b) and (c) with respect to vesting or forfeiture schedules, treatment on termination of status as director, and transfer restrictions. Subject to the foregoing limitations and the provisions of the Plan, the terms and conditions of any such stock awards shall be set forth in the applicable award agreement as determined by the Board.

(e)	Limitations.

(i)	Notwithstanding the provisions of Sections 5(b) and 5(c) hereof, in the event that a sufficient number of Shares is not available under the Plan for the grant of Awards, the remaining Shares shall be prorated based upon the number of Shares each Director was entitled to receive under this Plan. Any further grants shall then be deferred until such time, if any, as additional Shares become available for grant under the Plan. Subject to the terms of Section 13 hereof, the Board shall have the authority at any time to make additional Shares available for grant under the Plan, subject to obtaining stockholder approval of such increase to the extent required under Section 13(a) hereof.
(ii)	Notwithstanding the provisions of Section 5(b) and 5(c) hereof, any grant made before the Company has obtained stockholder approval of the Plan, and any grant made after amendment of the Plan where such amendment of the Plan requires stockholder approval under Section 13(a) hereof, shall be conditioned upon obtaining such stockholder approval.

6. Terms and Conditions of Options.

(a)	Stock Option Agreement. Each Option granted pursuant to this Plan shall be evidenced by a stock option agreement (“Option Agreement”) containing such terms and conditions that are consistent with this Plan and as otherwise determined by the Committee.

(b)	Exercise Price. The exercise price per share shall be 100% of the Fair Market Value per Share on the date of grant of the Option, subject to adjustment to the extent provided in Section 12 hereof.

(c)	Vesting. Unless otherwise determined by the Committee, the Shares shall vest and become exercisable at the rate of twenty-five percent (25%) of the Optioned Stock on each anniversary of the date of grant.

(d)	Term. The term of each Option shall be ten (10) years from the date of grant, unless (i) a shorter period is required to comply with any applicable law, in which case such shorter period will apply or (ii) the Committee determines that a term of less than ten years shall apply.

7. Eligibility. Awards hereunder may be granted only to Outside Directors. The Plan shall not confer upon any Outside Director any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate his or her directorship at any time.

8. Payment Upon Exercise. Payment of the exercise price of any Award shall be made (i) by cash or check; (ii) to the extent not prohibited by the Board or by applicable law, and provided that a public market for the Company’s stock exists, through a “same day sale” commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby Participant irrevocably elects to exercise the Award and to sell a portion of the Shares so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; or (iii) as otherwise determined by the Board and as permitted by applicable law or regulation.

9. Withholding Taxes. Whenever, under the Plan, Shares are to be issued pursuant to any Award granted hereunder, the Company shall have the right to require the recipient to remit to the Company an amount of cash sufficient to satisfy any applicable federal, state or local income and employment tax withholding requirements prior to the delivery of any certificate or certificates for such Shares.

10.	Exercise of Options.

(a)	Procedure for Exercise. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option Agreement by the person entitled to exercise the Option and full payment for the Shares has been received by the Company in accordance with Section 8 hereof. An Option may not be exercised for a fraction of a Share.

(b)	Rights as a Stockholder. Notwithstanding the exercise of the Option, until the issuance (as evidenced by the appropriate entry on the books of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock. A stock certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right if the record date is prior to the date the stock certificate is issued.

(c)

Termination of Status as Director. Except as set forth in Section 10(d) or (e), if an Outside Director ceases to serve as a Director, he or she may, but only within three (3) months (or such other period of time not exceeding six (6) months as is determined by the Board) after the date he or she ceases to be a Director of the Company, exercise his or her Option to the extent that he or she was entitled to exercise it at the date of such termination. Notwithstanding the foregoing, in no event may the Option be exercised after its term set forth in Section 6 has expired. To the extent that such Outside Director was not entitled to exercise an Option at the date of termination, or if such Outside

Director does not exercise such Option (which he or she was entitled to exercise) within the time specified, the Option shall terminate.

(d)	Disability of Director. Notwithstanding the provisions of Section 10(c) above, in the event an Outside Director is unable to continue his or her service as a Director with the Company as a result of his or her total and permanent disability (as defined in Section 22(e)(3) of the Code), he or she may, within six months from the date of such termination, exercise his or her Option to the extent he or she was entitled to exercise it at the date of such termination. Notwithstanding the foregoing, in no event may the Option be exercised after the expiration of the term set forth in Section 6. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate.

(e)	Death of Optionee. In the event of the death of an Outside Director:

(i)	If the Outside Director dies during the term of the Option, is a Director at the time of his or her death and has been in Continuous Status as a Director since the date of grant of the Option, the Option may be exercised at any time within six (6) months following the date of death by the Outside Director’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Outside Director was entitled to exercise the Option at the date of termination. Notwithstanding the foregoing, in no event may the Option be exercised after the expiration of the term set forth in Section 6.
(ii)	If the Outside Director dies within three (3) months after the termination of Continuous Status as a Director, the Option may be exercised at any time within six (6) months following the date of death by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Outside Director was entitled to exercise the Option at the date of termination. Notwithstanding the foregoing, in no event may the Option be exercised after the expiration of the term set forth in Section 6.

11. Nontransferability of Awards. Awards granted under this Plan, and any interest therein, shall not be transferable or assignable by the Participant, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the Participant only by the Participant; provided, however; that Awards held by a Participant may be transferred to such family members, trusts and charitable institutions as the Committee, in its sole discretion, shall approve, unless otherwise restricted from such transfer under the terms of the Award. The designation of a beneficiary by a Participant does not constitute a transfer.

12. Adjustment Upon Changes in Capitalization.

(a)

Adjustment of Shares. In the event that the number of outstanding shares of Common Stock of the Company is changed by a stock dividend, stock split, reverse stock split, combination, reclassification or similar change in the capital structure of the Company without consideration, the number of Shares available under this Plan, the number of Shares deliverable in connection with any Award and, if applicable, the exercise price per Share thereof shall be proportionately adjusted, subject to any required action by the Board or stockholders of the Company and compliance with applicable securities laws; provided however, that no certificate or scrip representing fractional shares shall be issued and any resulting fractions of a share shall be ignored.

(b)	Change of Control. In the event of a dissolution or liquidation of the Company, a merger in which the Company is not the surviving corporation (other than a merger with a wholly owned subsidiary or where there is no substantial change in the stockholders of the Company and the obligations of the Company under this Plan are assumed by the successor corporation), the sale of substantially all of the assets of the Company, or any other transaction described under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition of all or substantially all of the outstanding shares of the Company), all outstanding Awards, notwithstanding any contrary terms of the Plan, shall accelerate and become vested and exercisable in full prior to and shall expire on the consummation of such dissolution, liquidation, merger or sale of assets.

(c)	Acceleration Upon Unfriendly Takeover. Notwithstanding anything in Section 12(b) hereof to the contrary, if fifty percent (50%) or more of the outstanding voting securities of the Company become beneficially owned (as defined in Rule 13d-3 promulgated by the Securities and Exchange Commission) by a person (as defined in Section 2(2) of the Securities Act and in Section 13(d)(3) of the Exchange Act) in a transaction or series of transactions expressly disapproved by the Board, then all outstanding Awards under this Plan shall become immediately vested and exercisable with no further act or action required by the Committee.

13. Amendment and Termination of the Plan.

(a)	Amendment. The Board or the Committee may amend the Plan from time to time in such respects as the Board or the Committee, as the case may be, may deem advisable; provided that, to the extent necessary to comply with any applicable law or regulation, the Company shall obtain approval of the Company’s stockholders to amend the Plan to the extent and in the manner required by such law or regulation.

(b)	Termination or Suspension. Unless sooner terminated pursuant to this Section 13, the Plan shall terminate on the date that all shares of Common Stock reserved for issuance under the Plan have been issued. The Committee, without further approval of the stockholders, may at any time terminate or suspend the Plan. Except as otherwise provided herein, any such termination or suspension of the Plan shall not affect Awards already granted hereunder and such Awards shall remain in full force and effect as if the Plan had not been terminated or suspended.

(c)	Outstanding Awards. Except as otherwise provided herein, rights and obligations under any outstanding Award shall not be altered or impaired by amendment, suspension or termination of the Plan, except with the consent of the person to whom the Award was granted. The Committee shall have the authority to modify, extend or renew outstanding Awards and to authorize the grant of new Awards in substitution therefor; provided that the Committee shall not, without the approval of the Company’s stockholders, directly or indirectly reduce the exercise price of any outstanding Award.

14. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to any Award hereunder unless the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the issuance of Shares pursuant to any Award, the Company may require the Participant to represent and warrant that the Shares are being acquired only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the relevant provisions of the law.

Inability of the Company to obtain authority from any regulatory body having jurisdictional authority deemed by the Company’s counsel to be necessary for the lawful issuance and sale of any Shares hereunder shall relieve the Company of any liability for failure to issue or sell such Shares.

15. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

16. Rule 16b-3. The grant of Awards hereunder to persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. The Company intends this Plan to be a “formula plan” under Rule 16b-3 with respect to Awards granted hereunder.